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FOR IMMEDIATE RELEASE

CONTACT:        Todd Avery Wooten - NewCare Health Corporation - (800) 409-4262
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NEWCARE HEALTH CORPORATION (NWCA)
3600 Oak Manor Lane, Largo, FL  34644


                                                                    NEWS RELEASE
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April 1, 1996

                    NEWCARE ANNOUNCES RESULTS OF OPERATIONS

NewCare Health Corporation of Largo, Florida reports a new loss of $172,222 for the twelve months ended December 31, 1995 as compared to a loss of $919,616 for the same period in 1994. Revenues were $39.7 million compared to $20.9 million for the same period last year.


                                     Years Ended
                                     December 31,
                                1995             1994
                                ----             ----

Revenues                     $39,770,460     $20,922,846

New Income (Loss)            $  (172,222)    $  (919,616)

Share Earnings (Loss)        $      (.02)    $      (.13)




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